          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      CREATIVE MASTER INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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

                      CREATIVE MASTER INTERNATIONAL, INC.
                          CASEY IND. BLDG., 8TH FLOOR
                           18 BEDFORD RD., TAIKOKTSUI
                               KOWLOON, HONG KONG

                            -----------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            -----------------------


     Notice is hereby given that a Special Meeting of Stockholders of Creative Master International, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at Casey Ind. Bldg., 8th Floor, 18 Bedford Rd., Taikoktsui, Hong Kong on Friday, December 11, 1998, at 10:00 A.M., local time, for the purpose of amending and restating the Company's Certificate of Incorporation to:

          (a) reduce the authorized capital stock of the Company from 60,000,000 shares to 30,000,000 shares, consisting of 25,000,000 shares of common stock, $.0001 per value per share, and 5,000,000 newly authorized shares of preferred stock, par value $.0001 per share; and

          (b) effect a 3-for-4 reverse stock split of the Company's outstanding common stock.

     Your attention is directed to the accompanying Proxy Statement. Stockholders of record at the close of business on November 30, 1998 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     Please sign, date and complete the enclosed proxy and return it promptly in the accompanying pre-addressed envelope, whether or not you expect to attend the Special Meeting. Your promptness in returning the enclosed proxy will help to ensure the broadest possible representation of stockholders at the meeting. A stockholder who executes and returns the accompanying proxy may revoke it at any time before it is voted at the Special Meeting by following the procedures set forth in the attached Proxy Statement.

                                    By Order of the Board of Directors



                                    Paul Mo
                                    Secretary

Kowloon, Hong Kong
_______________, 1998


                      ------------------------------------

            PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL
                IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, IN
               ORDER TO ENSURE THAT YOUR SHARES ARE REPRESENTED.

                      -----------------------------------

                      CREATIVE MASTER INTERNATIONAL, INC.
                          CASEY IND. BLDG., 8TH FLOOR
                           18 BEDFORD RD., TAIKOKTSUI
                               KOWLOON, HONG KONG

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS

                               DECEMBER 11, 1998

                                  INTRODUCTION

PERSONS MAKING THE SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Creative Master International, Inc. (the "Company") of proxies for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on December 11, 1998, and at any adjournment or postponement thereof. This Proxy Statement is first being mailed to stockholders on or about December 1, 1998. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the Special Meeting.

     A form of proxy is enclosed for your use. The shares represented by each properly executed proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" the proposal to adopt the Amended and Restated Certificate of Incorporation of the Company described herein. With respect to any other item of business that may properly come before the Special Meeting, the proxy holders will vote the proxy in accordance with the recommendation of management of the Company.

     The cost of this solicitation, including the cost of preparing and mailing the Notice of Special Meeting, this Proxy Statement and the enclosed proxy, will be borne by the Company. It is anticipated that brokerage houses, fiduciaries, nominees, and others will be reimbursed for their out-of-pocket expenses in forwarding proxy material to beneficial owners of stock held in their names. Directors, officers, or employees of the Company may solicit proxies by telephone or in person without additional compensation.

REVOCABILITY OF PROXY

     Any proxy given by a stockholder may be revoked at any time before it is voted at the Special Meeting by a subsequent written notice to the Secretary of the Company, or upon request if the stockholder is present at the Special Meeting.

VOTING SECURITIES

     Holders of record of the Company's common stock, $.0001 par value (the "Common Stock"), at the close of business on November 27, 1998 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. The outstanding voting securities of the Company on November 27, 1998 consisted of 4,999,746 shares of Common Stock. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Special Meeting.

     Holders of Common Stock are entitled to cast one vote per share with respect to the proposal to amend and restate the Company's Certificate of Incorporation. Stockholders may specify in the proxy that they wish to abstain from voting on the proposal. Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspectors of election appointed for the meeting, who will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the stockholders for a vote.

     Approval of the proposal to amend and restate the Company's Certificate of Incorporation will require the affirmative vote of at least a majority of the shares entitled to vote at the Special Meeting. Consequently, abstentions and so-called broker non-votes (i.e., where a broker indicates on its proxy that it
                            ----
does not have discretionary authority as to vote certain shares on the proposal), will have the same effect as a vote against the proposal.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of November 17, 1998 by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each person who served as Chief Executive Officer of the Company during the year ended December 31, 1997 and up to four other executive officers who received $100,000 or more in compensation during the year ended December 31, 1997, and (iv) all directors and executive officers of the Company as a group. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners. An asterisk denotes less than 1%.

                                                  AMOUNT AND NATURE
                                               OF BENEFICIAL OWNERSHIP
                                               ------------------------

NAME AND ADDRESS OF                            NUMBER OF    PERCENT OF
BENEFICIAL OWNER(1)                              SHARES        CLASS
-------------------                            ----------   -----------
Carl Ka Wing Tong(2)........................      344,195      6.9%
 Casey Ind. Bldg., 8th Floor
 18 Bedford Rd., Taikoktsui
 Kowloon, Hong Kong

Leo Sheck Pui Kwok(3).......................      753,250     15.1
 Casey Ind. Bldg., 8th Floor
 18 Bedford Rd., Taikoktsui
 Kowloon, Hong Kong

Arthur Seidenfeld(4)........................       44,000       *

Acma Ltd. (5)...............................    3,402,573     68.0
 17 Jurong Port Road
 Singapore 619092

All directors and executive officers as a
 group (10 persons).........................    1,097,445     22.0

------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                       2.

(2) Mr. Tong is a Managing Director and 10% shareholder of Acma Strategic Holdings Limited. As such, Mr. Tong shares investment and voting power with respect to the shares shown as beneficially owned by Acma Strategic Holdings Limited. Mr. Tong disclaims beneficial ownership of such shares, however.
(3) The shares shown are held of record by Superego, Inc., a British Virgin Islands company beneficially owned by Mr. Kwok.
(4) Mr. Seidenfeld served as Chief Executive Officer of the Company prior to December 30, 1997, when Mr. Tong was appointed as Chief Executive Officer.
(5) The shares shown as being owned by Acma Ltd. consist of 2,450,876 shares held of record by Acma Strategic Holdings Limited and an additional 951,697 shares held of record by Acma Investments Pte., Ltd., a wholly-owned subsidiary of Acma Ltd. Acma Investments Pte., Ltd. is a 90% shareholder of Acma Strategic Holdings Limited.


                  PROPOSAL TO AMEND AND RESTATE THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

   The Board of Directors of the Company has concluded that it would be advisable to amend and restate the Company's Certificate of Incorporation to (a) reduce the authorized capital stock of the Company from 60,000,000 shares to 30,000,000 shares, consisting of 25,000,000 shares of Common Stock, $.0001 per value per share, and 5,000,000 newly authorized shares of preferred stock, par value $.0001 per share ("Preferred Stock"); and (b) effect a 3-for-4 reverse stock split of the Company's outstanding Common Stock, all as set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A. The Board of Directors unanimously approved the Amended and Restated Certificate of Incorporation on November 18, 1998 and recommended that it be presented for approval by the stockholders.

3-FOR-4 REVERSE STOCK SPLIT

   If adopted at the Special Meeting, the Amended and Restated Certificate of Incorporation would effect a 3-for-4 reverse split of the outstanding shares of Common Stock, so that every four shares of Common Stock outstanding at the effectiveness of the Amended and Restated Certificate of Incorporation ("Old Common Stock") would automatically be converted into three shares of Common Stock ("New Common Stock"). Upon approval of the Amended and Restated Certificate of Incorporation, each certificate representing shares of Old Common Stock would thereafter represent the number of shares of New Common Stock into which the Old Common Stock represented by such certificate is to be converted. The Company will not issue fractional shares in connection with the reverse stock split, but will round upward any fractional share to the nearest whole share of New Common Stock. As a result, the reverse stock split will increase slightly certain stockholders' proportionate interests in the Company. The reverse stock split will not, however, affect the aggregate assigned value of the shares of Common Stock for financial statement purposes. See Exhibit A for a detailed description of the reverse stock split.

   The underwriter of the Company's anticipated public offering has advised the Company that a reverse stock split of the outstanding shares of Common Stock may enhance the marketability of the Common Stock and facilitate the public offering.

   There can be no assurance that the Company's anticipated public offering will
be completed.   There is also no assurance that the per share price of the
Common Stock in the public offering will be proportionately higher as a result of the reverse stock split or that the per share price level of the Common Stock immediately after the reverse stock split will be maintained for any period of time.

                                       3.

   By reducing the number of shares of Common Stock outstanding and, thus, the "public float" of the Company, the reverse stock split could adversely effect the trading market for the Common Stock pending completion of a public offering or in the event a public offering does not occur.

REDUCTION OF AUTHORIZED CAPITAL STOCK

   The Company's Certificate of Incorporation currently authorizes the Company to issue 60,000,000 shares of Common Stock. The Amended and Restated Certificate of Incorporation, if adopted at the Special Meeting, would reduce the authorized capital stock of the Company to 30,000,000 shares, consisting of 25,000,000 shares of Common Stock and 5,000,000 newly authorized shares of Preferred Stock.

   As of the date of this Proxy Statement, the Company had issued and outstanding only 4,999,746 shares of Common Stock. If the Amended and Restated Certificate of Incorporation is adopted at the Special Meeting, the number of outstanding shares would be reduced further to approximately 3,749,810 shares by reason of the 3-for-4 reverse stock split. As a result, management believes that the current number of shares of authorized capital stock greatly exceeds the reasonable and foreseeable needs of the Company. Also, since the Company's franchise taxes payable in Delaware may be based on its authorized capital, a reduction in the authorized shares may reduce the Company's ongoing franchise taxes. For these reasons, the Board determined to reduce the authorized capital of the Company to 30,000,000 shares as provided in the Amended and Restated Certificate of Incorporation.

AUTHORIZATION OF PREFERRED STOCK

   The Board of Directors also believes it is advisable to authorize the issuance of up to 5,000,000 shares of Preferred Stock, par value $.0001 per share, as proposed under the Amended and Restated Certificate of Incorporation. The Preferred Stock would be available to the Company for issuance in one or more series as determined in the future by the Board of Directors. The Board would be empowered to fix, among other things, the designation of and number of shares to comprise each series and the relative rights, preferences and privileges of shares of each series, including the dividends payable thereon, voting rights, conversion rights, the price and terms on which shares may be redeemed, the amounts payable upon such shares in the event of voluntary of involuntary liquidation and any sinking fund provisions for redemption or purchases of such shares. The authorized shares of Preferred Stock would provide the Company with additional flexibility concerning possible future acquisitions and financings and enable it to quickly capitalize on Company opportunities. The Company has no plan or arrangement, however, to issue any shares of Preferred Stock.

   In casting votes on the proposal, stockholders should be aware that the Board of Directors, without further stockholder approval, may issue Preferred Stock with voting and/or conversion rights which could adversely affect the voting power of the holders of the Common Stock, or which could be used as a defensive measure in connection with an attempted hostile takeover of the Company. Such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. In addition, the Board could authorize holders of a series of Preferred Stock to vote as a class, either separately or with the holders of Common Stock, or any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The Board could also issue Preferred Stock having terms that could discourage an acquisition attempt or other transaction that some stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the then current market price of such stock.

EFFECTIVE DATE OF AMENDMENT

   The foregoing amendments to the Company's Certificate of Incorporation, including the reverse stock split, will become effective on filing the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. Carl Ka Wing Tong and Leo Sheck Pui Kwok, two of the Company's directors and executive officers, and Acma Strategic Holdings Limited and Acma Investments Pte., Ltd., two of its principal stockholders, have indicated their intention to vote in favor of the foregoing proposal. Since these stockholders together own approximately 90% of the Company's outstanding shares of Common Stock, the proposal is expected to be approved without regard to any votes of the other stockholders of the Company. Mr. Tong is the Managing

                                       4.

Director and a 10% shareholder of Acma Strategic Holdings Limited. Acma Investments Pte., Ltd. proposes to offer the underwriters of the Company's anticipated public offering an option to purchase 300,000 of Acma Investments's shares of Common Stock to cover over-allotments. As a result, Acma Investments Pte., Ltd. may be deemed to have an interest in the proposal to amend and restate the Company's Certificate of Incorporation.

   THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

       STOCKHOLDER PROPOSALS AT THE NEXT SPECIAL MEETING OF STOCKHOLDERS

   Stockholders of the Company who intend to submit proposals to the Company's stockholders at the next annual meeting of stockholders must submit such proposals to the Company no later than March 31, 1999 in order for such proposals to be included in the proxy materials. Stockholder proposals should be submitted to John Rempel, Chief Financial Officer, Creative Master International, Inc., Casey Ind Bldg., 8th Floor, 18 Bedford Rd., Taikoktsui, Kowloon, Hong Kong.


                                 OTHER MATTERS

   Management is not aware of any other matters that may be presented for action at the Special Meeting. If, however, any matters not referred to in this Proxy Statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. Matters incident to the conduct of the meeting also may be voted upon pursuant to the proxies.


                                  By Order of the Board of Directors



December __, 1998                 Paul Mo
                                  Secretary

                                       5.

                      CREATIVE MASTER INTERNATIONAL, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF CREATIVE MASTER INTERNATIONAL, INC.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated __________, 1998, and hereby revokes all prior proxies and appoints Carl Ka Wing Tong and Leo Sheck Pui Kwok (the "Proxies"), and each of them, with full power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of Common Stock of Creative Master International, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders, to be held on December 11, 1998, at the Company's executive offices, Casey Ind. Bldg., 8th Floor, 18 Bedford Rd., Taikoktsui, Kowloon, Hong Kong, and at any adjournments thereof.

    1.      AMENDED AND RESTATED CERTIFICATE OF INCORPORATION:

            Proposal to amend and restate the Company's Certificate of Incorporation.

            [_] For          [_] Against          [_] Abstain



    2. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

    The shares represented hereby will be voted as directed. WHERE NO DIRECTION IS MADE, THE SHARES WILL BE VOTED "FOR" PROPOSAL 1.


Dated: _________, 1998   ________________________   ____________________________
                         (Signature)                (Signature, if held jointly)


Please sign exactly as your name or names appear hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE